EXHIBIT 24

POWER OF ATTORNEY

          Each of the undersigned directors and officers of Quixote Corporation, hereby severally, constitutes and appoints Bruce Reimer, Daniel P. Gorey and Joan R. Riley, or any one of them, each with full power of substitution and resubstitution, such person’s true and lawful attorney-in-fact and agent, in such person’s name and on such person’s behalf, in any and all capacities, to execute a registration statement on Form S-8 relating to the common stock of Quixote Corporation, and all amendments (including any post-effective amendments) to such registration statement, and to file with the same all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, as well as to prepare, execute and file any and all other documents in connection with the employee benefit plans referenced in such registration statement with the Commission, all state securities authorities under the blue sky and securities law of the States of the United States of America, and The Nasdaq Stock MarketSM, granting unto each of said attorneys-in-fact and agents full power and authority to perform each and every act necessary to be done as fully to all intents and purposes as he could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue thereof.

Signature	Title	Date

/s/ Bruce Reimer	President and Chief Executive Officer and Director (Principal Executive Officer)	February 12, 2009

Bruce Reimer

/s/ Daniel P. Gorey	Executive Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	February 12, 2009

Daniel P. Gorey

/s/ Leslie J. Jezuit	Chairman and Director	February 12, 2009

Leslie J. Jezuit

/s/ James H. DeVries	Director	February 12, 2009

James H. DeVries

/s/ Lawrence C. McQuade	Director	February 12, 2009

Lawrence C. McQuade

/s/ Duane M. Tyler	Director	February 12, 2009

Duane M. Tyler

/s/ Robert D. van Roijen	Director	February 12, 2009

Robert D. van Roijen

/s/ Victor Schwartz	Director	February 12, 2009

Victor Schwartz